                                                           Exhibit No. EX-99.h.3

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

August __, 2006

Voyageur Mutual Funds III
2005 Market Street
Philadelphia, PA 19103

     Re:   Expense Limitation

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a series of Delaware
Management  Business Trust (the "Advisor"),  agrees that in order to improve the performance of the Delaware  Select Growth Fund (the "Fund"),  which is a series of Voyageur  Mutual Funds III,  the Advisor  shall waive all or a portion of its investment  advisory fees and/or  reimburse  expenses  (excluding any Rule 12b-1 plan expenses,  taxes,  interest,  brokerage fees,  certain  insurance costs and extraordinary  expenses) in an aggregate amount equal to the amount by which the
Fund's total  operating  expenses  (excluding  any 12b-1 plan  expenses,  taxes, interest,  brokerage fees,  certain insurance costs and extraordinary  expenses)
exceeds 1.23% for the period September 1, 2006 through August 31, 2007.

     The Advisor  acknowledges  that it (1) shall not be entitled to collect on, or make a claim for, waived fees at any time in the future, and (2) shall not be entitled to collect  on, or make a claim for,  reimbursed  Fund  expenses at any time in the future.

                                        Delaware Management Company, a series of
                                        Delaware Management Business Trust

                                        By: _________________________
                                            Name:
                                            Title:
                                            Date:

Your signature below acknowledges
acceptance of this Agreement:

Voyageur Mutual Funds III

By: _________________________
    Name:
    Title:
    Date: